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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

      Date of Report: (Date of earliest event reported): December 20, 2001
                              (December 19, 2001)


                        AMERICAN RESOURCES OFFSHORE, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                               0-21472                                 86-0713506
(State of Incorporation)              (Commission File Number)              (IRS Employer Identification No.)


                             801 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002
              (Address of Registrant's principal executive offices)

                                 (713) 227-7660
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         On December 19, 2001, American Resources Offshore, Inc. (the "Company"), Blue Dolphin Energy Company, a Delaware corporation ("Blue Dolphin"), and BDCO Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Blue Dolphin, entered into the Amended and Restated Agreement and Plan of Merger (the "Amended Agreement") which amends the existing Agreement and Plan of Merger, dated as of August 30, 2001. Pursuant to the Amended Agreement, the holders of the Company's common stock, par value $0.00001 per share (the "Common Stock"), may elect to receive .0276 of a share of Blue Dolphin common stock, par value $0.01 per share (the "BDCO Common Stock"), or $.06 in cash in exchange for each share of Common Stock they own and the holders of the Company's Series 1993 Preferred Stock, par value $12.00 per share (the "Preferred Stock"), may elect to receive .0301 of a share of BDCO Common Stock or $.07 in cash in exchange for each share of Preferred Stock they own. The Amended Agreement provides that no more than 70% of the aggregate merger consideration paid to holders of Common Stock will be paid in cash.

         The merger requires the approval of (i) the outstanding shares of Common Stock and Preferred Stock, voting together as a class and (ii) a majority of outstanding shares of Preferred Stock, voting separately as a class. Blue Dolphin beneficially owns, as of December 19, 2001 approximately 77% of the issued and outstanding shares of Common Stock and 50.4% of the issued and outstanding shares of Preferred Stock and intends to vote its shares in favor of approval of the Amended Agreement and the transactions contemplated thereby.

         The Company's board of directors unanimously approved the Amended Agreement, the transactions contemplated thereby and its submission to the Company's stockholders following a determination by a special committee of the board, composed of individuals who are not directors or officers of Blue Dolphin, that the merger is fair to, and in the best interest of, the Company's minority stockholders. The closing of the merger is subject to stockholder approval and other customary closing conditions.

         A copy of the Amended Agreement is filed as an exhibit hereto and is incorporated herein by reference. The description of the Amended Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  EXHIBITS

              2.1 The Amended and Restated Agreement to the Agreement and Plan of Merger among Blue Dolphin Energy Company, BDCO Merger Sub, Inc. and American Resources Offshore, Inc. dated as of December 19, 2001





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:    December 20, 2001

                                       AMERICAN RESOURCES OFFSHORE, INC.


                                       /s/ G. BRIAN LLOYD
                                       -----------------------------------------
                                       G. Brian Lloyd
                                       Vice President, Treasurer





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                                INDEX TO EXHIBITS


EXHIBIT           DESCRIPTION OF EXHIBIT
-------           ----------------------
 2.1              The Amended and Restated Agreement and Plan of Merger among
                  Blue Dolphin Energy Company, BDCO Merger Sub, Inc. and
                  American Resources Offshore, Inc. dated as of December 19,
                  2001


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